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                                                                   Exhibit 23(c)

                           CONSENT OF PRICE WATERHOUSE LLP


We hereby consent to the use in the Proxy Statement of Moorman Manufacturing Company and Subsidiaries which is in this Amendment No. 1 to this Registration Statement on Form S-4 and related Prospectus of Archer-Daniels-Midland Company of our report dated May 16, 1995 relating to the financial statements of Moorman Manufacturing Company as of and for the year ended March 25, 1995 which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP


December 2, 1997
Chicago, Illinois